UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 5, 2008, International Power Group, Ltd. (the “Company” or “IPWG”) entered into a Joint Venture Agreement (the “JV Agreement”) with ForeverGreen Enterprises, Inc. (“FGE”), a privately held, development stage, Delaware corporation. FGE is the owner of a 60-acre site in LaFontaine, Indiana, and a technology platform known as Progressive Molecular Dissociation ("PMD") which is the brand name for FGE’s gasification and gas clean-up process that employs molten media and plasma technologies. PMD is capable of transforming any type of hydrocarbon or other organic material, and hydrogen bearing inorganics into a syngas that can be processed into industrial products, basic chemicals and energy resources. The purpose of the joint venture is to build a waste-to-energy facility on a 60-acre site that will convert hazardous waste into green hydrogen, methanol and electricity. The Joint Venture Agreement contemplates multiple Waste-to-Energy projects in the United States and elsewhere.

The JV Agreement, which has a term of three years from the date of execution, contemplates the parties forming an Indiana limited liability company named “FG-IN1" as the vehicle to execute the joint venture. Pursuant to the terms of the JV Agreement, FGE will be the Managing Member and contribute the LaFontaine site and use of its PMD technology; IPWG will be a principal member and is responsible for contributing a total of $11,500,000 to FG-IN1. Construction costs for the LaFontaine plant are projected to be $227 million, with a projected 22 month duration date. It is believed that the plant will process up to 750 tons of industrial, chemical and medical wastes per day using the PMD technology along with the Company’s patented Add-Power Waste-Heat-to-Energy platform. IPWG being responsible for the provision of engineering and technical services, including but not limited to civil engineering, architectural services, project management, electrical engineering, mechanical engineering, thermal engineering, and power island engineering. Under the Joint Venture Agreement, IPWG is required to make the first tranche ($2,500,000) of its capital contribution on September 29, 2008. Other provisions of the JV Agreement include:

FG-IN1 JV Investor Contribution:	FGE:	licensing, LaFontaine site and project development/
		Management
	IPWG:	$11,500,000
FG-IN1 Ownership:	FGE:	75%
	IPWG:	25%
Pre-tax “net” Distributions:	FGE:	75%
	IPWG:	25%
Special Distributions:	FGE:	none
	IPWG:

20% of FGE's "net” distribution receivables from FG-IN1, until IPWG receives $13,750,000 in total distributions from FG-IN1. Note: if funding received from IPWG is less than $11,500,000, then IPWG's special distributions will be limited to 125% of the amount actually invested

Special Rights:	FGE:	None
	IPWG:	Use of FG-INl as a promotional and demonstration facility. Priority assignment of future IPWG required engineering and project development services supplied by FGE.
Projected Use of Funds:		$9,500,000 supplied to FGE for the following:

• Integrated Project
• Implementation Planning
• Integrated Engineering & Fabrication Planning
• Site Preparation
• Environmental & Operational
• Permitting
• Training
• O&M, CM/EPC and key EPT resources
• Operations Infrastructure
• Centralized Operational Services
• Feedstock Acquisition
• Off take Placement
$2,000,000 used by FG-INl for the following:
• Program Office (Integrated Project Management)
• Site Infrastructure Assurity
• PMD- Methane Digester and Pipeline Integration

A copy of the executed JV Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 8.01

OTHER EVENTS (ISSUANCE OF PRESS RELEASE)

A press release in regard to the above was issued on September 9, 2008, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

c) Exhibits.

Exhibit Number	Description

10.1	September 5, 2008 Joint Venture Agreement

99.1	Press Release dated September 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: September 11, 2008	By: /s/ Woody Crouch
Wood Crouch, CEO
Chief Executive Officer